As filed with the Securities and Exchange Commission on November 22, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Synaptogenix, Inc.

(Exact name of registrant as specified in its charter)

Delaware	46-1585656
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1185 Avenue of the Americas, 3rd Floor New York, NY (Address of Principal Executive Offices)	10036 (Zip Code)

Synaptogenix, Inc. 2020 Equity Incentive Plan

(Full title of the plan)

Robert Weinstein, Chief Financial Officer

Synaptogenix, Inc.

1185 Avenue of the Americas, 3rd Floor

New York, NY 1003

(Name and address of agent for service)

(973) 242-0005

(Telephone number, including area code, of agent for service)

With a copy to:

Kenneth R. Koch, Esq.

Daniel A. Bagliebter, Esq.

Mintz, Levin, Cohn, Ferris, Glovsky & Popeo, P.C.

666 Third Avenue

New York, New York 10017

212-935-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed to register an additional 750,000 shares of common stock, par value $0.0001 per share, of Synaptogenix, Inc. (the “Registrant”) reserved for issuance under the Registrant’s 2020 Equity Incentive Plan (the “2020 Plan”), which were added to the shares authorized for issuance under the 2020 Plan pursuant to an amendment to the 2020 Plan adopted by the Registrant’s stockholders on October 11, 2022. This Registration Statement registers additional securities of the same class as other securities for which a registration statement filed on Form S-8 of the Registrant relating to an employee benefit plan is effective (File No. 333-258807). The information contained in the Registrant’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission on August 13, 2021 (File No. 333-258807) is hereby incorporated by reference pursuant to General Instruction E of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit Number	Exhibit Description	Filed Here with	Incorporated by Reference herein from Form or Schedule	Filing Date	SEC File/ Reg. Number

3.1	Amended and Restated Certificate of Incorporation of the Registrant		8-K (Exhibit 3.1)	12/10/2020	333-249434

3.2	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Registrant, dated May 19, 2021		Form S-1 (Exhibit 3.3)	6/24/2021	333-257364

3.3	Restated Bylaws of the Registrant		Form 8-K (Exhibit 3.2)	12/10/2020	333-249434

3.4	Certificate of Designations, Preferences and Rights of Series A Preferred Stock of Synaptogenix, Inc., as filed with the Secretary of State of the State of Delaware on January 19, 2021.		Form 8-K (Exhibit 3.1)	1/19/2021	333-249434

3.5	Certificate of Designations of Series B Convertible Preferred Stock of Synaptogenix, Inc., as filed with the Secretary of State of the State of Delaware on November 21, 2022.		Form 8-K (Exhibit 3.1)	11/22/2022	001-40458

4.1	Form of Common Stock Certificate of the Registrant		Form S-1/A (Exhibit 4.5)	11/05/2020	333-249434

5.1*	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. as to the legality of the securities being registered

10.1†	Synaptogenix, Inc. 2020 Equity Incentive Plan and forms of award agreements thereunder.		Form 8-K (Exhibit 10.5)	12/10/2020	333-249434

10.2†	Amendment No. 1 to the Synaptogenix, Inc. 2020 Equity Incentive Plan		Form 8-K (Exhibit 10.1)	04/08/2021	333-249434

10.3†	Amendment No. 2 to the Synaptogenix, Inc. 2020 Equity Incentive Plan		Form 8-K (Exhibit 10.1)	10/13/2022	001-40458

10.4†	Form of Stock Option Agreement under 2020 Equity Incentive Plan of Synaptogenix, Inc.		Form 8-K (Exhibit 10.6)	12/10/2020	333-249434

23.1*	Consent of Friedman LLP

23.2*	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1)

24.1*	Power of Attorney (included on signature page to this Registration Statement)

107*	Filing Fee Table

*Filed herewith

†Management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on November 22, 2022.

SYNAPTOGENIX, INC.

By:	/s/ Alan J. Tuchman, M.D.
Alan J. Tuchman, M.D.
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each of the directors and officers of Synaptogenix, Inc. whose signature appears below hereby severally constitutes and appoints Alan J. Tuchman, M.D. and Robert Weinstein, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them singly, for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of Synaptogenix, Inc., and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Alan J. Tuchman, M.D.	Chief Executive Officer and Director (Principal Executive Officer)	November 22, 2022
Alan J. Tuchman, M.D.

/s/ Robert Weinstein	Chief Financial Officer (Principal Financial and Accounting Officer)	November 22, 2022
Robert Weinstein

/s/ Daniel Alkon, M.D.	President, Chief Scientific Officer and Director	November 22, 2022
Daniel Alkon, M.D.

/s/ Joshua N. Silverman	Director and Chairman of the Board	November 22, 2022
Joshua N. Silverman

/s/ William S. Singer	Director and Vice-Chairman of the Board	November 22, 2022
William S. Singer

/s/ Bruce T. Bernstein	Director	November 22, 2022
Bruce T. Bernstein
/s/ Jonathan L. Schechter	Director	November 22, 2022
Jonathan L. Schechter